Exhibit 99.1

             Quovadx Reports Third Quarter 2005 Financial
Results; Company Reports Improved Revenue, Lower Losses and Cash from
                  Operations Compared to a Year Ago

    GREENWOOD VILLAGE, Colo.--(BUSINESS WIRE)--Oct. 31, 2005--Quovadx, Inc. (Nasdaq: QVDX), today announced financial results for the third quarter and the nine months ended September 30, 2005.

    Third Quarter Highlights

    -- Total revenue was $20.2 million, up two percent from $19.7 million in the third quarter of 2004. License revenue was $7.4 million, up 13 percent from $6.6 million in the same period a year ago.

    --  Gross margin was 53 percent, up from 42 percent in 2004.

    -- Net loss for the quarter was $1.7 million, or $0.04 per diluted share, versus a net loss of $3.6 million, or $0.09 per diluted share, for the quarter ended September 30, 2004.

    -- Earnings before interest, taxes, depreciation and amortization (EBITDA) was $1.1 million, compared to negative EBITDA of $0.6 million in the same period a year ago.

    -- Cash provided by operations was a record $4.4 million, up 174 percent from $1.6 million in 2004. Days sales outstanding
        (DSO) was 62 on September 30, 2005, down from 68 as of September 30, 2004.

    -- Cash, cash equivalents, restricted cash and short-term investments was $31.2 million, up 12 percent from $27.7 million on June 30, 2005 ,and up 23 percent from $25.4 million on December 31, 2004.

    On a sequential basis, third-quarter revenue of $20.2 million was down two percent from $20.5 million in the second quarter. Net loss of $1.7 million increased from a net loss of $0.1 million in the second quarter. The net loss in the second quarter included an insurance reimbursement for legal fees of $0.9 million, or $0.02 per diluted share. The net loss in the third quarter included an insurance reimbursement of $0.1 million.

    Year-to-date Highlights

    -- Revenue for the nine months ended September 30, 2005, was $61.5 million, a decrease of one percent compared to $62.3 million for the first nine months of 2004. License revenue for the nine months ended September 30, 2005, was $21.5 million, an increase of 10 percent compared to $19.5 million for the same period a year ago.

    --  Gross margin was 55 percent, up from 30 percent in 2004.

    -- Net loss was $3.3 million, or $0.08 per diluted share, compared to a net loss of $22.3 million, or $0.56 per diluted share in 2004.

    -- Cash provided by operations was $7.6 million, an increase of $15.0 million compared to cash used in operations of $7.4 million in 2004.

    -- EBITDA for the nine months ended September 30, 2005 was $5.3 million, an increase of $11.2 million compared to negative EBITDA of $5.9 million for the same period in 2004.

    The results of operations for the nine months ended September 30, 2004, included impairment charges of $7.1 million.
    "We continue to deliver on our goals of creating new global business opportunities and leveraging channels and partners to increase sales," said Harvey A. Wagner, president and chief executive officer of Quovadx. "Although we have continued efforts to rationalize our business and recently have completed a number of operational initiatives to streamline our cost structure, we have made revenue growth our primary focus going forward. Our recent track record of delivering positive EBITDA and cash from operations gives us enhanced financial flexibility to support ongoing growth initiatives."

    Division Highlights

    Integration Solutions Division

    The Integration Solutions division (ISD) provides proven software and services to help organizations, such as hospitals, health systems, health plans and public health and government entities, meet the growing demand for healthcare interoperability.
    ISD revenue for the quarter was $9.5 million, up three percent sequentially and up 12 percent year over year. Operating income for the third quarter of 2005 was $0.3 million, essentially flat compared to the second quarter and significantly improved from an operating loss of $2.1 million in the third quarter of 2004.
    ISD added a new partner, new customers, and expanded agreements with a number of existing customers and partners during the quarter. New customers and partners include Matria Healthcare, a leading provider of health enhancement programs to health plans and employers, RMD Networks, a Web-based system that facilitates communication between patients, physicians, labs, health plans and other healthcare constituents and Rockwood Clinic, a multi-specialty medical practice located in Washington State.
    Growth strategies for the division include further expanding international sales efforts, cultivating new sales channels both domestically and abroad, and delivering product enhancements to address interoperability between multiple enterprises across healthcare systems and communities.

    CareScience Division

    The CareScience division provides care management services and analytical solutions to help hospitals and healthcare systems improve clinical outcomes, reduce costs, improve quality and meet mandatory reporting requirements. Third quarter 2005 revenue for CareScience was $3.6 million, down eight percent sequentially and up one percent year over year. CareScience reported an operating loss of $0.04 million for the quarter, compared to operating income of $0.2 million in the second quarter of 2005 and operating income of $0.01 million in the third quarter of 2004.
    In the third quarter, CareScience signed multi-year renewals with Rush University Medical Center Hospital in Chicago and Adena Health System of Ohio, for use of the CareScience Quality Manager. CareScience also expanded or renewed agreements with a number of other existing customers, including Maury Regional Health System in North Carolina, Sisters of Mercy Health system in Missouri, Temple University Health System and Omnicare Clinical Research, both in Pennsylvania.
    Also in the third quarter, CareScience released enhancements to the CareScience Quality Manager solution as well as a quarterly update to the Core Measures module in response to reporting requirement changes from the Joint Commission on Health Care Accreditation (JCAHO).
    Growth strategies for the CareScience division include the development of a new product for hospitals to meet new and increased demands for external public reporting and performance measurement, an enhanced focus on professional services to help hospitals improve their clinical outcomes and prepare for electronic medical record
(EMR) integration and pay-for-performance initiatives, and public advocacy to promote the definition and adoption of key healthcare quality standards and related reporting requirements.

    Rogue Wave Software Division

    The Rogue Wave Software division provides reusable software components and services to facilitate the development of critical applications. Revenue for Rogue Wave Software was $7.1 million, down four percent sequentially and down eight percent year over year. Operating income for the quarter was $2.6 million, up three percent sequentially and down two percent compared to a year ago.
    In the third quarter, Rogue Wave Software added new customers and completed several significant contract expansions and renewals with Independent Software Vendors (ISV) that serve the financial services and telecommunications industries. New and expanded sales agreements secured this quarter include Alebra Technologies Inc., TIE Commerce, Vallent Corporation, and Nortel Corporation.
    Product milestones completed during the quarter included the release of SourcePro(R) C++ Suite Edition 8.0, which provides customers with additional technology platforms, supporting more than 50 operating systems and 14 databases. Rogue Wave Software also released LEIF Version 2.5, which offers more comprehensive Web services support to professional developers.
    Growth strategies for the Rogue Wave Software division include launching a new product designed to help professional software developers create and execute service oriented architecture models and expanding deployments of current products with new and existing customers.

    Other Matters

    In the second quarter of 2004, the Company became the subject of a number of shareholder lawsuits. These class action and derivative lawsuits are ongoing. The previously announced Securities and Exchange Commission investigation is not yet resolved.

    Non-GAAP Financial Measures

    This press release contains "non-GAAP financial measure(s)" as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended, including EBITDA for the quarters and the nine months ended September 30, 2005 and 2004 and DSO on September 30, 2005 and 2004. These "non-GAAP" measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with Generally Accepted Accounting Principles in the United States ("GAAP").

    -- Reconciliations of EBITDA for the quarters and for the nine months ended September 30, 2005 and 2004, as compared to the most directly similar GAAP financial measures, are presented in the EBITDA reconciliation table at the end of the press release.

    -- DSO is calculated as: net outstanding accounts and unbilled receivables at the end of the quarter divided by total revenue for the quarter, multiplied by 90.

    The Company believes these measures provide useful information to management and to investors.

    Conference Call

    Quovadx will host a conference call today, October 31, 2005, at 5:00 P.M. EST, which will be Web cast live over the Internet. Please visit the "Investor" section of the Company's Website at http://www.quovadx.com/investors/calendar.jsp. For those who cannot access the live Web cast, a replay will be available following the call at http://www.quovadx.com/investors/calendar.jsp, or by calling 1-888-203-1112 and entering pass code 2034025. The Company intends to make a replay of the presentation available through November 7, 2005.

    About Quovadx

    Quovadx (Nasdaq: QVDX) offers software and services for system development, extension, integration and analysis to enterprise customers worldwide. Quovadx is comprised of three divisions, including the Integration Solutions division (ISD), which offers private and public healthcare organizations software infrastructure to facilitate system interoperability, improve processes and leverage existing technology, the CareScience division, which provides care management and analytical solutions to hospitals and health systems and pioneered regional healthcare information organization (RHIO) technology, and the Rogue Wave Software division, which provides reusable software components and services to professional developers for enterprise-class application development. Quovadx, through its respective divisions, serves companies in the healthcare, financial services, telecommunication and public sectors and has more than 450 employees. For more information, please visit http://www.quovadx.com.
    QUOVADX and SourcePro are registered trademarks of Quovadx, Inc. All other company and product names mentioned may be trademarks of the companies with which they are associated.

    Cautionary Statement

    Certain forward-looking statements are included in this release, including statements relating to goals and future business opportunities. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements reflect management's current expectations regarding future events and operating performance and speak only as of the date of this release. Investors are cautioned that all forward-looking statements in this release involve risks and uncertainties and other factors that could cause actual results to differ materially from those referred to in the forward-looking statements. Factors that may affect future results and our ability to achieve profitability and maintain sustainable, profitable growth include market acceptance of and demand for our solutions; technology adoption within the healthcare sector; the speed at which communities adopt and fund community-based health information exchange initiatives; our ability to successfully execute acquisitions; our success in maintaining and expanding current relationships, winning new customers and growing internationally; the success of our renewed partnership and channel-sales marketing strategy; our ability to hit the market window for new technologies we are developing; the success of our open source initiatives; increased competition in our markets; the impact of the pending SEC investigation and class action litigation; our ability to manage and mitigate the liability we face under privacy and security laws, regulations and contract requirements, the Company's ability to remedy the deficiencies that exist in its internal controls over financial reporting and other risks described in the Company's annual and quarterly filings with the SEC, copies of which are available without charge from the Company. The filings are available electronically through a link from the Quovadx investor relations Web page or from the SEC Web site at www.sec.gov under "Quovadx, Inc." If any of the events described in those filings were to occur, either alone or in combination, it is likely that our ability to reach the results described in the forward-looking statements could be impaired and our stock price could be adversely affected. We do not undertake any obligation to update or correct any forward-looking statements included in this release to reflect events or circumstances occurring after the date of this release.



Quovadx, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

                                         September 30,   December 31,
                                              2005            2004
                                         -------------   -------------
                                          (Unaudited)
ASSETS
Current assets:
Cash and cash equivalents                     $16,149         $18,822
 Short-term investments                        14,847           6,025
Accounts receivable, net                       13,130          14,068
Unbilled accounts receivable                      850           1,195
Other current assets                            2,338           2,598
                                         -------------   -------------
Total current assets                           47,314          42,708

Property and equipment, net                     3,276           4,182
Software, net                                   7,702          11,333
Other intangible assets,net                    14,825          17,713
Goodwill                                       46,724          46,724
Restricted cash                                   173             578
Other assets                                      527             707
                                         -------------   -------------
Total assets                                 $120,541        $123,945
                                         =============   =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable                               $3,073          $3,523
Accrued liabilities                            10,454          10,097
Deferred revenue                               19,405          19,927
                                         -------------   -------------
Total current liabilities                      32,932          33,547

Commitments and contingencies

Total stockholders' equity                     87,609          90,398
                                         -------------   -------------
Total liabilities and stockholders'
 equity                                      $120,541        $123,945
                                         =============   =============

End of the period common shares
 outstanding                                   41,413          40,619
                                         =============   =============



Quovadx, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)

                                    Three Months       Nine Months
                                       Ended              Ended
                                   September 30,       September 30,
                                ------------------  ------------------
                                   2005     2004      2005     2004
                                ------------------  ------------------
Revenue:
Software license                  $7,394   $6,550   $21,468   $19,451
Professional services              3,005    2,708    10,091    11,582
Recurring services                 9,787   10,491    29,902    31,286
                                ------------------  ------------------
Total revenue                     20,186   19,749    61,461    62,319

Cost of revenue:
Software license                   2,411    2,752     6,831     9,771
Professional services              2,255    3,733     7,389    12,080
Recurring services                 4,755    4,902    13,542    14,719
Asset Impairments                      -        -         -     6,765
                                ------------------  ------------------
Total cost of revenue              9,421   11,387    27,762    43,335
                                ------------------  ------------------

Gross profit                      10,765    8,362    33,699    18,984
                                ------------------  ------------------

Operating expenses:
Sales and marketing                3,865    4,177    12,285    15,541
General and administrative         4,955    4,456    13,185    14,887
Research and development           2,691    3,096     8,797    10,436
Amortization of acquired
 intangibles                         963      770     2,888     2,707
                                ------------------  ------------------
Total operating expenses          12,474   12,499    37,155    43,571
                                ------------------  ------------------
Loss from operations              (1,709)  (4,137)   (3,456)  (24,587)

  Gain on sales of assets              -      360         -     1,535
  Other income, net                  114       50       415       295
                                ------------------  ------------------
Loss before income taxes          (1,595)  (3,727)   (3,041)  (22,757)
  Income tax expense                 103        -       256         -
                                ------------------  ------------------
Loss from continuing operations   (1,698)  (3,727)   (3,297)  (22,757)
  Income from discontinued
   operations                          -      113         -       471
                                ------------------  ------------------
Net loss                         $(1,698) $(3,614)  $(3,297) $(22,286)
                                ==================  ==================

Loss from continuing operations
 per common share - basic and
 diluted                          $(0.04)  $(0.09)   $(0.08)   $(0.57)
Income from discontinued
 operations per common share -
 basic and diluted                     -     0.00         -      0.01
                                ------------------  ------------------
Net  loss per common share -
 basic and diluted                $(0.04)  $(0.09)   $(0.08)   $(0.56)
                                ==================  ==================

Weighted average common shares
 outstanding - basic and diluted  41,100   40,249    40,829    39,764
                                ==================  ==================



Quovadx, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

                                   Three Months        Nine Months
                                       Ended              Ended
                                   September 30,      September 30,
                                 -----------------  ------------------
                                   2005     2004      2005      2004
                                 -----------------  ------------------
Cash flows from operating
 activities
Net loss                         $(1,698) $(3,614)  $(3,297) $(22,286)
Adjustments to reconcile net
 loss to net cash provided by
  (used in) operating activities:
  Depreciation and amortization    1,831    2,690     5,850     8,764
  Amortization of acquired
   intangibles                       963      755     2,888     2,350
  Amortization of deferred
   compensation                      143      103       322       459
  Asset impairments                    -        -         -     7,116
  Gain on sale of assets               -     (360)        -    (1,535)
  Bad debt recovery                 (129)      80      (439)     (214)
  Change in assets and
   liabilities:
  Accounts receivable                (16)     651     1,378     3,317
  Unbilled accounts receivable       105      732       344     2,300
  Other assets                     1,462      753       946       416
  Accounts payable                   911      200      (449)   (4,107)
  Accrued liabilities                370       45       550    (2,854)
  Deferred revenue                   412     (448)     (522)   (1,138)
                                 -----------------  ------------------
         Net cash provided by
          (used in) operating
          activities               4,354    1,587     7,571    (7,412)
                                 -----------------  ------------------

Cash flows from investing
 activities
  Purchase of property and
   equipment                        (370)    (121)     (876)     (656)
  Capitalized software              (239)       1      (538)     (914)
  Purchases of short-term
   investments                    (8,722)    (575)   (8,822)   (6,025)
  Proceeds from sale of minority
   investment                          -        -         -     3,135
                                 -----------------  ------------------
         Net cash used in
          investing activities    (9,331)    (695)  (10,236)   (4,460)
                                 -----------------  ------------------

Cash flows from financing
 activities
  Proceeds from issuance of
   common stock                      134       57       789     1,071
                                 -----------------  ------------------
         Net cash provided by
          financing activities       134       57       789     1,071
                                 -----------------  ------------------

Effect of foreign exchange rate
 changes on cash                     (47)     (78)     (797)       31
                                 -----------------  ------------------

Cash and cash equivalents
  Net increase (decrease)         (4,890)     871    (2,673)  (10,770)
  Beginning of period             21,039   12,047    18,822    23,688
                                 -----------------  ------------------
  End of period                  $16,149  $12,918   $16,149   $12,918
                                 =================  ==================



Quovadx, Inc.
EBITDA Reconciliation
(in thousands)
(Unaudited)
                             Three Months Ended     Nine Months Ended
                                September 30,         September 30,
                                2005      2004        2005      2004
                             -------------------   -------------------
GAAP net loss                 $(1,698)  $(3,614)   $(3,297)  $(22,286)
Interest income                  (114)      (50)      (415)      (295)
Depreciation & amortization     2,794     3,445      8,738     11,114
Gain on sale of assets              -      (360)         -     (1,535)
Income taxes                      103         -        256          -
Asset impairments                   -         -          -      7,116
                             -------------------   -------------------

EBITDA                         $1,085     $(579)    $5,282    $(5,886)
                             ===================   ===================



    CONTACT: Investor Contact:
             Quovadx, Inc.
             Rebecca Winning, 720-554-1346
             rebecca.winning@quovadx.com
             or
             Media Contact:
             Andrea Lashnits, 720-554-1246
             andrea.lashnits@quovadx.com